CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Net Element, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Net Element, Inc. 2011 Equity Incentive Plan, of our report dated February 2, 2011, with respect to the consolidated financial statements of Net Element, Inc. included in its transition report on Form 10-KT/A for the transition period from April 1, 2010 to December 31, 2010, filed with the Securities and Exchange Commission on February 3, 2011.

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP
Fort Lauderdale, Florida
June 28, 2011